April 17, 2003

Dear Stockholder:

            I am pleased to invite you to attend Middlesex Water Company's Annual Meeting of Stockholders that will take place on Wednesday, May 28, 2003, at 11:00 a.m., at the office of the Company, 1500 Ronson Road, Iselin, New Jersey.

            YOUR VOTE IS IMPORTANT TO US. Whether or not you plan to attend the annual meeting, I urge you to vote. Please specify your choice by marking the appropriate boxes on the enclosed proxy card and sign, date and return your proxy in the enclosed postpaid return envelope as promptly as possible. If you date, sign and return your proxy card without indicating your choices, the persons designated as proxies will vote your shares in accordance with the recommendations of the Directors and management.

            The primary business of the meeting will be election of directors, approval of the selection of Deloitte & Touche LLP as independent auditors for 2003, and transaction of such other business as may properly come before the meeting.

            During the meeting, we will report to you on the Company's financial status, operations and other activities during 2002, together with our goals for 2003. We welcome this opportunity to meet with our stockholders and look forward to your comments and questions.

            I look forward to seeing you on May 28th.

                                        Sincerely,


                                        J. Richard Tompkins
                                        Chairman of the Board

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SOLICITATION AND REVOCATION OF PROXIES                                         2

SHARES ENTITLED TO VOTE                                                        2

VOTE REQUIRED AND METHOD OF COUNTING VOTES                                     2

GENERAL INFORMATION                                                            2

PROPOSAL 1 - ELECTION OF DIRECTORS                                             4

NOMINEES FOR ELECTION AS DIRECTOR WITH TERM EXPIRING IN 2006- CLASS I          5

NOMINEES FOR ELECTION AS DIRECTOR WITH TERM EXPIRING IN 2004- CLASS II         6

DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 2003 ANNUAL MEETING                  7

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN                        8
  BENEFICIAL OWNERS

EXECUTIVE COMPENSATION                                                         9
     Summary Compensation Table                                                9
     Compensation of Directors                                                 9
     Compensation Pursuant to Pension Plans                                   10
     Compensation Committee Interlocks and Insider Participation              11

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION                       12

AUDIT COMMITTEE REPORT                                                        13

STOCK PERFORMANCE GRAPH                                                       15

PROPOSAL 2 - APPOINTMENT OF INDEPENDENT AUDITORS                              16

ACCOUNTING FIRM FEES                                                          16

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS                                  16

OTHER MATTERS                                                                 17

MINUTES OF 2002 MEETING OF STOCKHOLDERS                                       17

                         [LOGO] MIDDLESEX WATER COMPANY

                                1500 Ronson Road
                          Iselin, New Jersey 08830-0452
                                  732-634-1500
                             www.middlesexwater.com

                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 2003
                                       AND
                                 PROXY STATEMENT

                                  ------------

To the Stockholders of Middlesex Water Company

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MIDDLESEX WATER COMPANY will be held at the office of the Company, 1500 Ronson Road, Iselin, New Jersey, on Wednesday, May 28, 2003, at 11:00 a.m., for the following purposes:

      1. To elect three members of Class I of the Board of Directors to hold office until the Annual Meeting of Stockholders in the year 2006, and to elect two members of Class II of the Board of Directors to hold office until the Annual Meeting of Stockholders in the year 2004, and in each case until their respective successors are elected and qualify.

      2. To consider and act upon the approval of the appointment of Deloitte & Touche LLP as independent auditors for the year 2003.

      3. To transact such other business as may properly come before the meeting and any adjournment thereof.

      Only holders of record of Common Stock at the close of business on March 31, 2003, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

      The Company's Annual Report for the year ended December 31, 2002, has already been mailed to stockholders.

      If you are unable to be present at the meeting but desire to have your shares voted, please execute the enclosed proxy and return it in the accompanying envelope, to which no postage need be affixed if mailed in the United States.

                                        By Order of the Board of Directors,


                                        MARION F. REYNOLDS
                                        Secretary

April 17, 2003

--------------------------------------------------------------------------------
                                    IMPORTANT
              To assure your representation at the meeting, please
                        mail the enclosed proxy promptly.
--------------------------------------------------------------------------------

                         [LOGO] MIDDLESEX WATER COMPANY

                                1500 Ronson Road
                          Iselin, New Jersey 08830-0452
                                  732-634-1500
                             www.middlesexwater.com

                                  ------------

                                 PROXY STATEMENT

                                  ------------

      Notice of the Annual Meeting of Stockholders of Middlesex Water Company to be held on May 28, 2003, is attached. You are cordially invited to attend the meeting. If you are unable to attend, you are requested to sign and complete the enclosed proxy and return it in the accompanying envelope.

                     SOLICITATION AND REVOCATION OF PROXIES

      The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the Company may make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals and will reimburse them for their expenses in so doing. The solicitations will be initially by mail, and it may later be decided to make further solicitations by mail, telephone, telegram, fax, e-mail or in person by Directors, Officers and employees of the Company. This proxy statement and the accompanying proxy are first being sent to stockholders on or about April 17, 2003.

      The giving of a proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire, and a proxy may be revoked by giving notice to the Secretary of the Company in writing at any time prior to the commencement of the meeting or in open meeting prior to the taking of the vote to which such revocation relates.

                             SHARES ENTITLED TO VOTE

      As of March 31, 2003, there were outstanding 7,810,409 shares of Common Stock, which is the only class of capital stock entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held. As stated in the Notice of Meeting, holders of record of Common Stock at the close of business on March 31, 2003, will be entitled to vote at the meeting or any adjournment thereof.

                   VOTE REQUIRED AND METHOD OF COUNTING VOTES

      The affirmative vote of a plurality of the votes cast at the meeting is required for the election of Directors. For the ratification of the appointment of Deloitte & Touche LLP, the affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and entitled to vote on the item will be required. Abstentions and broker non-votes will not be included in determining the number of votes cast concerning any matter.

                               GENERAL INFORMATION

      Management of the Company is under the general direction of the Board of Directors who are elected by the stockholders. The Board of Directors holds regular monthly meetings and meets on other occasions when required in special circumstances. The Board of Directors held twelve meetings and the Board

Committees held eighteen meetings during the year 2002. Each incumbent Director attended 95% or more of the total number of meetings of the Board and Committees on which each served.

      The Board of Directors has an Audit Committee, consisting of Annette Catino (appointed in January 2003), John C. Cutting, John R. Middleton, M.D. and John P. Mulkerin, which reviews with the independent auditors the scope of the annual audit; receives and reviews the auditors' annual report; reviews the independence of the independent auditors, services provided by them and their fees; recommends to the Board of Directors the inclusion of the audited financial statements in the Company's Annual Report to the Securities and Exchange Commission on Form 10-K; and makes a recommendation to the Board for the appointment of an independent accounting firm for the following calendar year. The Board of Directors has adopted a written Charter for the Audit Committee. The Committee held four meetings during the year 2002.

      The Board of Directors has a Capital Improvement Committee, consisting of John C. Cutting, Stephen H. Mundy and J. Richard Tompkins, which reviews the Capital Budget and monitors the capital projects and expenditures during the year. The Committee reports its findings to the Board of Directors. The Committee was appointed in January 2003.

      The Board of Directors has a Compensation Committee (formerly the Executive Development and Compensation Committee), consisting of John R. Middleton, M.D., Stephen H. Mundy and Jeffries Shein, which reviews and makes recommendations to the Board of Directors as to the salaries and benefits of the Executive Officers of the Company and administers the Restricted Stock Plan. The Committee held five meetings during the year 2002.

      The Board of Directors has a Corporate Governance Committee, consisting of John R. Middleton, M.D., John P. Mulkerin and Walter G. Reinhard, which reviews and makes recommendations relating to the governance of the Company, the performance and composition of the Board and Board committees, succession planning and significant organization changes. The Board of Directors has adopted a written Charter for the Corporate Governance Committee. The Committee held two meetings during the year 2002.

      The Board of Directors has a Nominating Committee, consisting of John P. Mulkerin, Stephen H. Mundy and Jeffries Shein, which makes recommendations to the Board of Directors with respect to nominations for the Board. The Committee held two meetings during the year 2002. The Nominating Committee will consider stockholders' recommendations for nominees for election to the Board of Directors. Recommendations should be sent to Middlesex Water Company, Office of the Secretary, 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452. Nominations must be accompanied by the written consent of any such person to serve if nominated and elected and by biographical material to permit evaluation of the individual recommended. The Secretary of the Company should receive any nominations for Director by the close of business on December 17, 2003, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2004 Annual Meeting of Stockholders.

      The Board of Directors has a Pension Committee, consisting of John C. Cutting, John P. Mulkerin and Jeffries Shein, which reviews investment policies and determines recommended investment objectives for the Company's Pension Plan and serves as trustee for the Company's Voluntary Employees' Beneficiary Association Trust. The Committee meets quarterly with the Company's Investment Managers. The Committee held four meetings during the year 2002.

      The Board of Directors appoints an ad hoc Pricing Committee from time to time as needed. In January 2002 the Committee met to approve the sale of Series DD First Mortgage Bonds. The Committee, consisting of John C. Cutting, John P. Mulkerin and Jeffries Shein, was appointed in September of 2001.

      Walter G. Reinhard was elected a Director by the Board of Directors effective September 1, 2002, and Annette Catino was elected a Director by the Board of Directors effective January 1, 2003, both for terms expiring with the 2003 Annual Meeting. Mr. Reinhard and Ms. Catino have been nominated to serve as Directors in Class II for one-year terms, which will expire at the 2004 Annual Meeting.

PROPOSAL 1

                              ELECTION OF DIRECTORS

      At the Annual Meeting of Stockholders three members of Class I of the Board of Directors are to be elected each to hold office until the Annual Meeting of Stockholders in the year 2006, and two members of Class II of the Board of Directors are to be elected to hold office until the Annual Meeting of Stockholders in the year 2004, and in each case until their respective successors are elected and qualified. The present terms of the three Directors included in Class I and the two Directors included in Class II expire at the year 2003 Annual Meeting.

      Proxies in the accompanying form will be voted for these nominees, unless authority to vote for one or more of them shall have been withheld by so marking the enclosed proxy. Directors shall be elected by a plurality of the votes cast at the election.

      If at the time of the meeting any of the nominees listed should be unable to serve, which is not anticipated, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of Directors constituting a full Board is reduced.

      There is shown as to each nominee, and as to each Director whose term of office will continue after the year 2003 Annual Meeting, age as of the date of the Annual Meeting, the period of service as a Director of the Company, and business experience during the last five years.

                            NOMINEES FOR ELECTION AS
                 DIRECTORS WITH TERMS EXPIRING IN 2006 - CLASS I

                                                                        Business Experience
Name, Period Served as                                                During Past Five Years
 Director of Company                 Age                              and Other Affiliations
 -------------------                 ---                              ----------------------
John C. Cutting                      66        Retired. Formerly Senior Engineer, Science Applications
  Director since 1997                             International Corporation, specialists in information, energy and military systems, Pittsburgh, Pennsylvania.
                                               Chairman of Pension Committee and Capital Improvement Committee
                                                  and Member of Audit Committee and ad hoc Pricing Committee.

John P. Mulkerin  (1)                65        Retired.  Formerly President and Chief Executive Officer of First
  Director since 1997                             Sentinel Bancorp, Inc., Holding Company for First Savings
                                                  Bank, Perth Amboy, New Jersey. Director of First Sentinel
                                                  Bancorp, Inc., Raritan Bay Medical Center and Daytop Village
                                                  Foundation.
                                               Chairman of Audit Committee and Member of Corporate Governance
                                                  Committee, Nominating Committee, Pension Committee and ad hoc
                                                  Pricing Committee.

Dennis G. Sullivan                   61        President and Chief Executive Officer of the Company since
   Director since 1999                            January 2003, prior to that date was President and General
                                                  Counsel since May 2001; Senior Vice President and General
                                                  Counsel since July 2000 and Vice President and General Counsel since May 1990.  Director of Tidewater Utilities, Inc. (TUI);
                                                  Director and Chairman of Pinelands Water Company and Pinelands
                                                  Wastewater Company; Director of Utility Service Affiliates,
                                                  Inc., and Utility Service Affiliates (Perth Amboy) Inc., and
                                                  Director and President of Bayview Water Company, subsidiaries of the Company. Director of White Marsh Environmental Systems,
                                                  Inc., a subsidiary of TUI.

(1)   See Footnote on page 7.

                            NOMINEES FOR ELECTION AS
                DIRECTORS WITH TERMS EXPIRING IN 2004 - CLASS II

                                                                  Business Experience
    Name, Period Served as                                      During Past Five Years
     Director of Company             Age                        and Other Affiliations
     -------------------             ---                        ----------------------
Annette Catino                       46        President and CEO of QualCare Alliance  Networks, Inc., of
  Director since January 2003                     Piscataway, New Jersey, a managed care organization,
                                                  since 1991. Director of Caucus NJ Educational
                                                  Corporation, New Jersey Shore Medical Center Foundation,
                                                  Executive Women of New Jersey and Liberty Bancorp Inc.
                                                  Member of Somerset Medical Center, Women's Health
                                                  Advisory Board and The Val Skinner Foundation.
                                               Member of Audit Committee.

Walter G. Reinhard  (2)              57        Partner, Law Firm of Norris, McLaughlin & Marcus, P.A. of
  Director since September 2002                   Bridgewater, New Jersey, since 1984.  Director of the
                                                  Fanwood-Scotch Plains YMCA.
                                               Chairman of Corporate Governance Committee.

(2)   See Footnote on page 7.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                             A VOTE FOR PROPOSAL 1.

                      DIRECTORS WHOSE TERMS CONTINUE BEYOND
                       THE 2003 ANNUAL MEETING AND ARE NOT
                         SUBJECT TO REELECTION THIS YEAR

                                          Expiration                   Business Experience
Name, Period Served as                   Date of Term                 During Past Five Years
 Director of Company             Age       and Class                  and Other Affiliations
 -------------------             ---       ---------                  ----------------------
John R. Middleton, M.D.          58           2005           Chair of the Department of Medicine and
  Director since 1999                      Class III           Chief Medical Officer of Raritan Bay
                                                               Medical Center.  Fellow of American
                                                               College of Physicians and Member of the
                                                               Infectious Diseases Society of America.
                                                             Member of Audit Committee, Compensation
                                                               Committee and Corporate Governance
                                                               Committee.

Stephen H. Mundy                 69           2004           Retired.  Formerly Vice President, A.
  Director since 1977                       Class II           Stanley Mundy, Inc., Public Utility
                                                               Contractor, Virginia Beach, Virginia.
                                                             Chairman of Compensation Committee and
                                                               Member of Capital Improvement Committee
                                                               and Nominating Committee.

                                          Expiration                   Business Experience
Name, Period Served as                   Date of Term                 During Past Five Years
 Director of Company             Age       and Class                  and Other Affiliations
 -------------------             ---       ---------                  ----------------------
Jeffries Shein (1)               63           2005           Managing Partner, JGT Management Co., LLC, a
  Director since 1990                      Class III           management and investment firm, since 2003
                                                               and formerly Partner, Jacobson, Goldfarb &
                                                               Tanzman Associates,  a commercial real
                                                               estate brokerage firm, since 1972,
                                                               Woodbridge, New Jersey.  Director of First
                                                               Sentinel Bancorp, Inc., Holding Company
                                                               for First Savings Bank, Perth Amboy, New
                                                               Jersey.
                                                             Chairman of Nominating Committee and ad hoc
                                                               Pricing Committee and Member of Compensation
                                                               Committee and Pension Committee.

J. Richard Tompkins              64           2005           Chairman of the Board of the Company since May
   Director since 1981                     Class III           2002 and prior to that date was Chairman
                                                               of the Board and President since May
                                                               1990.  Past President of National
                                                               Association of Water Companies and New
                                                               Jersey Utilities Association.  Director
                                                               and  Chairman of Tidewater Utilities, Inc.
                                                               (TUI),  Utility Service Affiliates, Inc.,
                                                               and Utility Service Affiliates (Perth
                                                               Amboy) Inc., and  Director of Bayview
                                                               Water Company, Pinelands Water Company,
                                                               Pinelands Wastewater Company, subsidiaries
                                                               of the Company.  Director and Chairman of
                                                               White Marsh Environmental Systems, Inc., a
                                                               subsidiary of TUI.
                                                             Member of Capital Improvement Committee

----------
(1) The Company has established a $10,000,000 line of credit with First Savings Bank, Perth Amboy, New Jersey. At December 31, 2002, there was an outstanding loan of $2,200,000 at an interest rate of 3.238% with First Savings Bank.

(2) Norris, McLaughlin & Marcus, P.A., has provided legal services to the Company in the area of utility and regulatory matters for over 30 years.

                   SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth, as of March 31, 2003, beneficial ownership of Middlesex Water Company Common Stock by the elected Directors, Executive Officers named in the table appearing under Executive Compensation and all elected Directors and Executive Officers as a group. Jeffries Shein owned 1.63% of the shares outstanding on March 31, 2003. All other individual elected Directors and Executive Officers owned less than 1% of the shares outstanding on March 31, 2003.

                                                                      Amount
                                                                    and Nature
                                                                   of Beneficial
                                  Name                               Ownership
                                  ----                               ---------
                        Directors
                           Annette Catino                              2,700
                           John C. Cutting                            24,653
                           John R. Middleton, M.D.                     3,003
                           John P. Mulkerin                            5,250
                           Stephen H. Mundy                           41,776
                           Walter G. Reinhard                          1,011
                           Jeffries Shein*                           127,508
                           Dennis G. Sullivan                          8,820
                           J. Richard Tompkins**                      28,611
                        Named Executive Officers
                           Walter J. Brady                            17,224
                           A. Bruce O'Connor                          13,113
                           Ronald F. Williams                          8,858
       All elected Directors and Executive Officers as a group
       including those named above (13)                              305,711***

----------
  *   Disclaims beneficial ownership of 3,894 additional shares.
 **   Disclaims beneficial ownership of 728 additional shares.
***   3.91% of the shares outstanding on March 31, 2003.

      The following table sets forth information made known to the Company as of March 11, 2003, of any person or group to be the beneficial owner of more than five percent of the Company's Common Stock:

                                            Number of Shares
                                           Beneficially Owned
                                              and Nature of           Percent
               Name and Address         Beneficial Ownership (1)     of Class
               ----------------         ------------------------     --------

         Verona Construction Company             494,700               6.33%
         Wilmington, Delaware 19801

----------
(1)   Beneficial owner has sole power to vote and dispose of such shares.

                             EXECUTIVE COMPENSATION

      There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the years 2002, 2001 and 2000 for the Chief Executive Officer and the four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                       Restricted        All
          Name and                                        Stock     Other Annual
     Principal Position         Year       Salary         Award     Compensation
     ------------------         ----       ------         -----     ------------
                                                           (1)           (2)
J. Richard Tompkins (3)         2002      $294,631       $52,605       $9,406
Chairman of the Board and       2001      $276,631       $26,180       $9,003
 Chief Executive Officer        2000      $273,400       $43,700       $8,845

Dennis G. Sullivan              2002      $191,073       $14,028       $8,943
President and Chief             2001      $164,246       $13,090       $7,379
  Operating Officer             2000      $142,862       $23,300       $5,786

A. Bruce O'Connor               2002      $153,939       $14,028       $5,590
Vice President, Controller      2001      $140,016       $13,090       $5,086
  and Chief Financial Officer   2000      $135,400       $23,300       $4,883

Walter J. Brady                 2002      $152,515       $14,028       $7,376
Senior Vice President -         2001      $142,169       $13,090       $6,361
 Administration                 2000      $139,400       $23,300       $5,671

Ronald F. Williams              2002      $147,518       $14,028       $6,222
Vice President -                2001      $133,939       $13,090       $5,106
  Operations                    2000      $128,400       $23,300       $4,837

(1) The number and value of Restricted Stock held in escrow as of December 31, 2002, were as follows: Mr. Tompkins - 10,950/$229,622; Mr. Sullivan - 6,000/$125,820; Mr. O'Connor - 5,800/$121,626; Mr. Brady - 5,800/$121,626;
      and Mr. Williams - 5,800/$121,626.

(2) Includes employer contributions to the Company's defined contribution plan and life insurance premiums for 2002: Mr. Tompkins ($6,417 and $2,989), Mr. Sullivan ($7,000 and $1,943), Mr. O'Connor ($5,374 and $216), Mr.
      Brady ($5,907 and $1,469), and Mr. Williams ($5,732 and $490); for 2001:
      Mr. Tompkins ($5,950 and $3,053), Mr. Sullivan ($5,735 and $1,644), Mr.
      O'Connor ($4,887 and $199), Mr. O'Connor ($4,887 and $199), Mr. Brady
      ($4,962 and $1,399), and Mr. Williams ($4,674 and $432); for 2000: Mr.
      Tompkins ($5,950 and $2,895), Mr. Sullivan ($4,962 and $824), Mr. O'Connor ($4,697 and $186), Mr. Brady ($4,841 and $830), and Mr. Williams ($4,270
      and $567).

(3) Mr. Tompkins retired as an employee of the Company effective February 1, 2003.

                            COMPENSATION OF DIRECTORS

      A Director who is not an officer of the Company or its subsidiaries is paid an annual retainer of $8,100 and a fee of $600 for attendance at Board of Directors (Board) meetings; a fee of $300 for attendance at special meetings of the Board and a fee of $150 for attendance at special Board Committee meetings by means of communications facilities and a fee of $400 for each committee meeting attended. Committee chairmen receive an additional $200 for each committee meeting chaired. Directors who are officers of the Company are paid a fee of $300 for each meeting of the Board attended.

                     COMPENSATION PURSUANT TO PENSION PLANS

    Annual Benefit based on Average Annual Compensation and Years of Service

Remuneration                               Years of Service
------------   -------------------------------------------------------------------------
                  15           20           25           30           35           45
               --------     --------     --------     --------     --------     --------
  $100,000     $ 55,080     $ 55,080     $ 55,080     $ 55,080     $ 55,080     $ 70,025
  $125,000     $ 73,830     $ 73,830     $ 73,830     $ 73,830     $ 74,150     $ 89,775
  $150,000     $ 92,580     $ 92,580     $ 92,580     $ 92,580     $ 92,580     $109,525
  $175,000     $111,330     $111,330     $111,330     $111,330     $124,025     $149,025
  $200,000     $130,080     $130,080     $130,080     $130,080     $130,080     $149,025
  $225,000     $148,830     $148,830     $148,830     $148,830     $148,830     $149,025
  $250,000     $167,580     $167,580     $167,580     $167,580     $167,580     $167,580
  $300,000     $205,080     $205,080     $205,080     $205,080     $205,080     $205,080

      All employees, including the named executives, who receive pay for 1,000 hours during the year are included in the Company's Qualified Defined Benefit Pension Plan (Qualified Plan). Under the noncontributory trusteed Qualified Plan, current service costs are funded annually. The Company's annual contribution is determined on an actuarial basis. Benefits are measured from the member's entry date and accrue to normal retirement date or date of early retirement. Benefits are calculated, at normal retirement, at 1.25% of pay up to the employee's benefit integration level, plus 1.9% of such excess pay, multiplied by service to normal retirement date, capped at 35 years of such excess pay, multiplied by service to normal retirement date of age 65. Average pay is the highest annual average of total pay during any 5 consecutive years within the 10 calendar-year period prior to normal retirement date. The benefit integration level is based on the 2002 Summary Compensation Table. The benefit amounts are not subject to any deduction for Social Security benefits or other offset amounts.

      During the year 2002, the Company was required to make a statutory contribution to the Qualified Plan in the amount of $0.5 million.

      The estimated credited years of service based on normal retirement at age 65 includes 22 years, 44 years, 22 years, 33 and 19 years for Messrs. Tompkins, Brady, Sullivan, O'Connor and Williams, respectively. Mr. Tompkins retired effective February 1, 2003, with 21 years of service.

      Supplemental Executive Retirement Plan - The named executive officers and certain other executive officers are eligible to participate in the deferred compensation plan known as the Supplemental Executive Retirement Plan (Executive
Plan) at the discretion of the Board of Directors.

      A participant who retires on his normal retirement date is entitled to an annual retirement benefit equal to 75% of his compensation reduced by his primary Social Security benefit and further reduced by any benefit payable from the Qualified Plan. In certain cases further reductions are made for benefits from other employment. Generally, a participant is vested at 10 years of service. Annual retirement benefits are payable for 15 years either to the participant or his beneficiary. Retirement benefits may be in the form of single life annuity, joint and 50% survivors annuity, joint and 100% survivors annuity, single life annuity with a 10-year certain period and single life annuity with a 15-year certain period paid on an actuarial equivalent basis.

      The Company is not obligated to set aside or earmark any monies or other assets specifically for the purpose of funding the Executive Plan, except that upon a change of control the Company would be obligated to make contributions to a trust anticipated to be sufficient to meet its obligations under the Executive Plan. In any event, the benefits are in the form of an unfunded obligation of the Company. The Company has elected to purchase corporate-owned life insurance as a means of satisfying its obligation under the Executive Plan. The Company reserves the right to terminate any plan or life insurance at any time; however, a participant is entitled to any benefits he would have been entitled to under the Executive Plan provisions. For the year 2002 the Company paid life insurance premiums totaling $0.1 million for Messrs. Tompkins, Brady, O'Connor, Sullivan and Williams, which provides a pre-retirement net death benefit of 1-1/2 times base salary at date of death.

      Defined Contribution Plan - Under its 401(k) Plan, the Company matches 100% of that portion of the employee contribution that does not exceed 1% of base pay, plus an additional 50% of that portion from 2% to 6% of base pay. Distributions under the 401(k) Plan are made upon normal retirement, total and permanent disability or death and are subject to certain vesting provisions as to Company contributions.

      Change of Control Agreements - The Company has change of control termination agreements with the named executive officers, and the other executive officers. These agreements provide that if the executive is terminated by the Company, other than for death, disability, cause (as defined in the agreement) or good reason (as defined in the agreement) within three years after a change of control, the executive is entitled to receive (a) a lump sum severance payment equal to the sum of three times the executive's average total compensation for the five years prior to the termination; (b) continued coverage for three years under any health or welfare plan in which the executive and the executive's dependents were participating; and (c) an additional amount sufficient to pay any additional tax liability resulting from the severance payments and benefits under this, and any other plans or agreements. In addition, the executive will be entitled to receive benefits under the Executive Plan, at the executive's otherwise normal retirement date, with such benefits calculated as if the executive had continued employment to age 65, unless the executive elects to receive such benefits at a lesser amount at termination. Further, all restricted stock held by the executive will become unrestricted (with respect to the plan's five year holding period) upon a change of control.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the 2002 Compensation Committee (formerly the Executive Development and Compensation Committee) were John C. Cutting, Stephen H. Mundy and Jeffries Shein. During 2002, no member of the Executive Development and Compensation Committee was an officer or employee of the Company or a subsidiary. In September 2002, John R. Middleton, M.D., was appointed a member of the Compensation Committee and John C. Cutting was reassigned.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

Overview

      The Compensation Committee of the Board of Directors administers the compensation program for executive officers of the Company. The Committee for the year 2002 was composed of three independent Directors: John C. Cutting, Stephen H. Mundy and Jeffries Shein. The Committee for the year 2003 is composed of three independent Directors: John R. Middleton, M.D., Stephen H. Mundy and Jeffries Shein. The Committee is responsible for setting and administering the policies that govern annual compensation and Restricted Stock awards. The full Board of Directors approves policies and plans developed by the Committee.

      The Committee's compensation policies and plans applicable to the executive officers seek to enhance the profitability of the Company and shareholder value, as well as control costs and maintain reasonable rates for the customers. The Committee's practices reflect policies that compensation should (1) attract and retain well-qualified executives, (2) support short- and long-term goals and objectives of the Company, (3) reward individuals for outstanding contributions to the Company's success, (4) be meaningfully related to the value created for shareholders, and (5) relate to maintenance of good customer relations and reasonable rates.

      The Committee meets with the Chief Executive Officer to evaluate the performance of the other executive officers and meets in the absence of the Chief Executive Officer to evaluate his performance. The Committee reports on all executive evaluations to the full Board of Directors.

Salary Compensation

      Base salary levels are reviewed annually using compensation data produced by an independent compensation consultant for similar positions and comparable companies. Base salaries for satisfactory performance are targeted at the median of the competitive market. Individual performance of the executive is determined and taken into account when setting salaries against the competitive market data. The Committee reviews, as well, the individual's efforts on cost control and his or her contributions to the results of the year. The Committee also reviews the Company's financial results compared with prior years and compared with other companies. It compares salaries with both water and general industry salaries.

      The factors and criteria upon which the Chief Executive Officer's compensation was based generally include those discussed with respect to all the executive officers. Specifically, however, his salary is based on his overall performance and that of the Company. His salary was set at a rate, which was approximately the median of the utility market and below that of the general industry. In addition, in evaluating the performance of the Chief Executive Officer, the Committee has taken particular note of management's success with respect to the growth of the Company.

Restricted Stock

      The Company maintains a restricted stock plan for the purpose of attracting and retaining key executives and other employees having managerial or supervisory responsibility who have contributed, or are likely to contribute, significantly to the long-term performance and growth of the Company and its subsidiaries. This plan is designed to enhance financial performance, customer service and corporate efficiency through a performance-based stock award. Annual stock awards are based upon several factors including the participant's ability to contribute to the overall success of the Company.

      The level of awards and the value of the performance are reviewed annually by the Committee. The Committee submits reports on all executive evaluations and restricted stock awards to the full Board of Directors for approval.

                                     Year 2003 Compensation Committee
                                        Stephen H. Mundy, Chairman
                                        John R. Middleton, M.D.
                                        Jeffries Shein

                             AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors is composed of four independent directors, one of whom has significant accounting and financial expertise. The Committee for the year 2002 was composed of three independent
Directors: John C. Cutting, John R. Middleton, M.D. and John P. Mulkerin. Annette Catino was appointed a member of the Audit Committee in January 2003. The Audit Committee operates under a written Charter adopted by the Board of Directors.

      Management is responsible for the Company's financial statements and internal controls. The independent accountants of Middlesex Water, Deloitte & Touche LLP, are responsible for performing an independent audit of the Company's annual consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee's responsibility is to assist the Board of Directors in overseeing the quality and integrity of the accounting, auditing and financial reporting practices.

      In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated audited financial statements with management and the independent accountants. The Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which includes, among other things:

      o     Changes in significant accounting policies;

      o The process used by management in formulating accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of these estimates;

      o Any disagreements, if any, with management over the application of accounting principles;

      o     Audit adjustments; and

      o     Disclosures in the financial statements.

      The independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants the firm's independence with respect to Middlesex Water and its management. The Committee has considered whether the independent accountants' provision of non-audit services to the Company is compatible with maintaining their independence.

      Based on the Committee's discussions with management and the independent accountants, the Committee's review of the audited financial statements, the representations of management regarding the audited financial statements and the report of the independent accountants to the Committee, the Committee recommended to the Board of Directors that the audited financial statements be included in the

Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

      The Committee also discussed with senior management the process used for the establishment and maintenance of disclosure controls and procedures in quarterly and annual reports which is required by the Securities and Exchange Commission (SEC) and the Sarbanes-Oxley Act of 2002 for certain of the Company's filings with the SEC.

      The Committee met privately with the independent auditors who have unrestricted access to the Audit Committee.

                                     Year 2003 Audit Committee
                                        John P. Mulkerin, Chairman
                                        Annette Catino
                                        John C. Cutting
                                        John R. Middleton, M.D.

                             STOCK PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly change in the cumulative total return (which includes reinvestment of dividends) of a $100 investment for the Company's Common Stock, a peer group of investor-owned water utilities, and the Wilshire 5000 Stock Index for the period of five years commencing December 31, 1997. The current peer group includes American States Water Company, Artesian Resources Corp., California Water Service Company, Connecticut Water Service, Inc., Pennichuck Corp., Philadelphia Suburban Corporation, SJW Corp., Southwest Water Company, York Water Company and the Company. American Water Works Company has been removed from the Peer Group due to its acquisition by another entity. The Wilshire 5000 Stock Index measures the performance of all U.S. headquartered equity securities with readily available price data.

                              [LINE GRAPH OMITTED]

================================================================================
                      12/31/97  12/31/98  12/31/99  12/31/00  12/31/01  12/31/02
--------------------------------------------------------------------------------
Middlesex               $100      $114      $157      $173      $180      $187
--------------------------------------------------------------------------------
Peer Group               100       121       133       155       174       167
--------------------------------------------------------------------------------
Wilshire 5000            100       123       153       136       121        96
================================================================================

PROPOSAL 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

      Upon the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP of Parsippany, New Jersey, as independent auditors to perform the annual audit of the books of account and supporting records of the Company for the year 2003, subject to the ratification of the stockholders entitled to vote for the election of Directors, by a majority of the votes cast on the question of such approval, provided a quorum is present, at the Annual Meeting of Stockholders.

      Representatives of Deloitte & Touche LLP will be present at the meeting, and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

                              ACCOUNTING FIRM FEES

      Aggregate fees billed to the Company for the fiscal year ending December 31, 2002, and 2001 by the Company's accounting firm, Deloitte & Touche LLP:

                                                           Year ended
                                                         2002       2001
                                                       --------   --------
                  Audit Fees                           $148,105   $ 99,000
                  Audit-Related Fees {a}                 27,000     15,000
                                                       --------   --------
                  Total audit and audit-related fees   $175,105   $114,000

                  Tax Fees {b}                           17,850     34,205
                  All Other Fees {c} {d}                      0     17,540
                                                       --------   --------
                  Total Fees                           $192,955   $165,745

            {a} Includes 2002 fees for the audits of employee benefit plans of $15,000 and certain agreed-upon procedures of $12,000. Includes 2001 fees for the audits of employee benefit plans of $15,000.

            {b} Includes 2002 and 2001 fees for the preparation of tax returns and tax related services of $17,850 and $34,205, respectively.

            {c}   Includes 2001 fees for a Human Resources Survey of $17,540.

            {d} All Other Fees include no amounts of fees for services provided by Deloitte Consulting for the years ended December 31, 2002 and 2001.

      In March 2003, the Audit Committee established pre-approval policies and procedures for all audit and non-audit services to be performed by Deloitte & Touche LLP.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
         SHAREHOLDERS VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                              STOCKHOLDER PROPOSALS

      Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at the annual meeting to be held in the year 2004, you must submit your proposal to the Secretary of the Company at 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452, not later than December 17, 2003, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2004 Annual Meeting.

                                  OTHER MATTERS

      The management of the Company does not intend to bring any other matters before the meeting and has no reason to believe any will be presented to the meeting. If, however, other matters properly do come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment in such matters.

                     MINUTES OF 2002 MEETING OF STOCKHOLDERS

      The minutes of the 2002 meeting of Stockholders will be submitted at the meeting for the correction of any errors or omissions but not for the approval of the matters referred to therein.

                                        By Order of the Board of Directors,


                                        MARION F. REYNOLDS
                                        Secretary

Iselin, New Jersey
April 17, 2003

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files an Annual Report on Form 10-K with the Securities and Exchange Commission. Additional copies of the 2002 Annual Report on Form 10-K filed by the Company, including the financial statements and schedules, but without exhibits, can be mailed without charge to any shareholders. The exhibits are obtainable from the Company upon payment of the reasonable cost of copying such exhibits. Shareholders can request this information by phone at 732-634-1500, ext. 212, e-mail mreynolds@middlesexwater.com or by mail to Marion
F. Reynolds, Vice President, Secretary and Treasurer, Middlesex Water Company, 1500 Ronson Road, Iselin, New Jersey 08830.

                         [LOGO] MIDDLESEX WATER COMPANY

                                1500 Ronson Road
                          Iselin, New Jersey 08830-0452
                                  732-634-1500
                             www.middlesexwater.com

--------------------------------------------------------------------------------


                             Map to be inserted here


--------------------------------------------------------------------------------

                      DIRECTIONS TO MIDDLESEX WATER COMPANY

FROM GARDEN STATE PARKWAY (NORTH OR SOUTH): Take Exit 131A to third traffic light. Turn right onto Middlesex-Essex Turnpike and proceed (about 1/2 mile) to third traffic light (Gill Lane). Turn right and go (about 1 mile) under railroad underpass and make right onto Ronson Road. Proceed past three large mirror-sided office buildings on the right. At the sign, make a right into Middlesex Water Company.

FROM NEW JERSEY TURNPIKE (NORTH OR SOUTH): Take Exit 11 onto the Garden State Parkway North and follow above directions.

FROM US ROUTE NO. 1 (NORTH OR SOUTH): Proceed to the Woodbridge Center area and follow signs to Gill Lane. When on Gill Lane, make left turn onto Ronson Road and follow above directions.

                                 REVOCABLE PROXY
                             MIDDLESEX WATER COMPANY

|X|   PLEASE MARK VOTES AS IN THIS EXAMPLE

                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 28,2003

      The undersigned stockholder(s) hereby appoint(s) John R. Middleton, M.D. and J. Richard Tompkins, and each of them, proxies, with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated, all the shares of common stock of Middlesex Water Company held on record by the undersigned on March 31, 2003, at the annual meeting of shareholders to be held on May 28, 2003, at 11:00 a.m., local time or any adjournment thereof.

                                                             With-    For All
                                                     For     hold      Except

1.    Election of Directors, Nominees for Class I    |_|      |_|       |_|
      term expiring in 2006 are:

      John C. Cutting, John P. Mulkerin and
      Dennis G. Sullivan

      Nominees for Class II term expiring in 2004 are:

      Annette Catino and Walter G. Reinhard

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------
                                                     For    Against    Abstain

2.    Approve the appointment of Deloitte & Touche   |_|      |_|        |_|
      LLP as auditors for the Company for the year
      2003.

      In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting.

      PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. -------------> |_|

      If this Proxy is properly executed and returned, the shares represented hereby will be voted. If not otherwise specified, this Proxy will be voted FOR the persons nominated as directors, and FOR proposal number 2.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                               ---------------------------------
    Please be sure to sign and date            Date
      this Proxy in the box below.
--------------------------------------------------------------------------------


------Shareholder sign above-------------Co-holder (if any) sign above----------

--------------------------------------------------------------------------------
 ^ Detach above card, sign, date and mail in postage paid envelope provided. ^

                         [LOGO] MIDDLESEX WATER COMPANY
                       c/o Registrar and Transfer Company
                               10 Commerce Drive
                         Cranford, New Jersey 07016-3572
                             www.middlesexwater.com

--------------------------------------------------------------------------------
    PLEASE DATE AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS PROXY.

     When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by authorized officer and attach a corporate seal. For joint account, each joint owner should sign.

                               PLEASE ACT PROMPTLY

    BE SURE TO COMPLETE, SIGN AND RETURN THIS PROXY, WHETHER OR NOT YOU ELECT
      TO BE PRESENT IN PERSON. ALL SIGNATURES MUST APPEAR EXACTLY AS NAMES
                              APPEAR ON THIS PROXY.

                                   THANK YOU
--------------------------------------------------------------------------------

          Annual Meeting of Shareholders - May 28, 2003, at 11:00 a.m.
              Middlesex Water Company - 1500 Ronson Rd., Iselin, NJ

IF YOUR ADDRESS HAS CHANGED, PLEASE PRINT YOUR NEW ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH YOUR PROXY IN THE ENVELOPE PROVIDED.

_____________________________________

_____________________________________

_____________________________________